EXHIBIT 10.44


                              STOCK GRANT AGREEMENT


     THIS STOCK GRANT AGREEMENT (the "Agreement") is made and entered into the 23rd day of January, 2002, between CARECENTRIC, INC., a Delaware corporation (the "Corporation"), and JOHN R. FESTA (the "Grantee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, Grantee desires to be granted, and the Corporation desires to grant to Grantee, shares of Series E Preferred Stock ("Series E Stock") of the Corporation, $.001 par value, as part of the compensation package provided to Grantee in his capacity as President and Chief Executive Officer of the Corporation.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. GRANT OF STOCK. The Corporation hereby grants to Grantee and Grantee hereby accepts from the Corporation an aggregate of 210,000 shares of Series E Stock (the "Shares"), said aggregate number of Shares to be issued at no cost to Grantee, in consideration of Grantee accepting the position of president and chief executive officer of the Corporation, and subject to the vesting and forfeiture provisions as specified below.

     2. INVESTMENT REPRESENTATIONS. Grantee hereby covenants, represents and warrants to the Corporation as follows, and acknowledges that each such covenant, representation and warranty is material to and is being relied upon by the Corporation.

          2.1 Grantee is receiving the Shares solely for Grantee's own account for investment purposes and not with a view or interest of participating, directly or indirectly, in the resale or distribution of all or any part thereof.

          2.2 Grantee acknowledges that all the Shares acquired by Grantee are to be issued without registration and in reliance upon certain exemptions from registration requirements under the Federal Securities Act of 1933, as amended, and under applicable state securities laws. Grantee will make no transfer or assignment of any of the Shares except in compliance with the Securities Act of 1933, as amended, and applicable state securities laws. Grantee consents, agrees and acknowledges that the certificate or certificates representing the Shares will be inscribed with a legend regarding the foregoing.

          2.3 Grantee is aware that no federal or state agency has made any recommendation or endorsement of the Shares.

          2.4 Neither the Corporation nor any person acting on its behalf has offered the Shares to Grantee by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

          2.5 Grantee has received and carefully reviewed disclosure information of the Corporation prior to investment, including proxy statements, Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission ("SEC"). Grantee has had a reasonable opportunity to ask questions of and receive answers from the Corporation's officers and directors concerning the Shares and the Corporation and to obtain any additional information, documents or instruments available without unreasonable effort or expense necessary to verify the accuracy of the information provided by the Corporation or to answer any questions which Grantee may have. All such questions have been answered to the full satisfaction of Grantee. No oral information furnished to Grantee in connection with the offering of the Shares is inconsistent with any written information provided by the Corporation. Grantee is an "accredited investor," as defined under the Securities Act of 1933, as amended (the "Act"). Grantee recognizes that Arnall Golden Gregory LLP, counsel for the Corporation, has not conducted due diligence on behalf of Grantee or Grantee's representatives.

          2.6 Grantee has had an opportunity to consult with Grantee's own legal counsel, tax and financial advisors regarding the Shares.

          2.7 Grantee acknowledges that the ownership of Shares in the Corporation is a speculative investment. Grantee acknowledges that no public or secondary market exists or may ever exist for the Shares and, accordingly, Grantee will not be able to readily liquidate Grantee's investment in such Shares.

          2.8 Grantee acknowledges and represents that no commission or other remuneration has been paid or given directly or indirectly in connection with the grant of the Shares to Grantee.

          2.9 Grantee has full legal power and authority to execute and deliver, and to perform Grantee's obligations under, this Agreement and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction by which Grantee is subject or bound.

          2.10 Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee's receipt or disposition of the Shares. Grantee represents that Grantee has consulted any tax consultants Grantee deems advisable in connection with the receipt or disposition of the Shares and that Grantee is not relying on the Corporation for any tax advice.

          2.11 The address set forth on the signature page to this Agreement is Grantee's true and correct residence and Grantee has no present intention of becoming a resident of any other state or country. All information that Grantee has heretofore provided to the Corporation and that is provided in this Agreement is true and correct as of the date of this Agreement.

          2.12 Grantee acknowledges that the Shares are "restricted securities" within the meaning of Rule 144 promulgated under the Act; that the Shares are not registered under the Act; and that although resales may be permitted under certain circumstances, the Corporation is under no obligation to take any action to establish those circumstances. Grantee understands the limitations imposed by the Act and is familiar with Rule 144, as presently in effect, and the conditions that must be met for certain executive officers regarding the resale of "restricted securities" and the requirement that the Shares must be held for a holding period after grant from the Corporation prior to resale.

          2.13 Grantee acknowledges that the Corporation may rely on the foregoing representations and warranties in determining whether to enter into this Agreement. If for any reason the representations and warranties are no longer true and accurate prior to acceptance of this Agreement by the Corporation, Grantee will give the Corporation prompt written notice of the inaccuracy.

     3. FORFEITABILITY AND VESTING CONDITIONS APPLICABLE TO SHARES.

          3.1 Fifty percent (50%) of the Shares (105,000 Shares) shall vest in accordance with the following vesting schedule until all 105,000 Shares are vested. All references to the number of Vested Shares are subject to adjustment for stock splits, stock dividends and the like.

                               Vesting Schedule

          Vesting Commencement Date:    The date of this Agreement.

          Total Number of Shares:       105,000

          Vesting Schedule:             1/3rd  of the  Total  Number  of  Shares
                                        shall vest on the first anniversary of the Vesting Commencement Date and 1/3rd of the Total Number of Shares shall vest each anniversary thereafter until the third (3rd) anniversary of the Vesting
                                        Commencement Date, when the Total Number of shares shall be vested.


          3.2 Upon the termination of Grantee's employment by the Corporation for any reason prior to the third (3rd) anniversary of the Vesting Commencement Date, any unvested Shares shall be forfeited to the Corporation.

          3.3 Fifty percent (50%) of the Shares (105,000 Shares) shall be subject to forfeiture pro rata over a three (3) year period if the Corporation's financial, cash flow and performance milestone goals are not achieved in the manner set forth in detail on Exhibit A attached hereto ("Goals") for each of the three (3) years commencing as of January 1, 2002 ("Forfeitability Conditions"). At the end of each year during such three (3) year period, one-third (1/3) of the Shares subject to the Forfeitability Conditions shall either be forfeited in whole or in part (if the Goals for that year are not completely achieved) or such Shares shall be released from the Forfeitability Conditions (if the Goals for that year are completely achieved). The Corporation shall notify Grantee no later than fifteen (15) days after the end of each year as to whether the Goals were achieved during the previous year. All references to the number of Shares in this Section 3.3 are subject to stock splits, stock dividends and the like.

          3.4 In addition to any other limitation on transfer created by applicable securities laws, Grantee shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to vesting and to Forfeitability Conditions. After any Shares have vested or have been released from Forfeitability Conditions, Grantee shall not assign, encumber or dispose of any interest in such Shares except in compliance with applicable securities laws.

          3.5 As a result of any forfeiture of unvested Shares or Shares forfeited pursuant to Forfeitability Conditions, the Corporation shall become the legal and beneficial owner of the Shares being forfeited and shall have all rights and interest therein or related thereto, and the Corporation shall have the right to transfer to its own name the number of Shares being forfeited to the Corporation or to cancel them on its books and records such that they are no longer issued and outstanding, without further action by Grantee.

          3.6 For purpose of  facilitating  the enforcement of the provisions of
Section 3 hereof, Grantee agrees that the Corporation will retain any stock certificates representing unvested Shares or Shares subject to Forfeitability Conditions until such Shares are fully vested or are no longer subject to Forfeitability Conditions. With respect to any Shares that are forfeited pursuant to this Section 3, Grantee agrees that without the execution of further documents or instruments by Grantee, the Corporation shall have the right, and is hereby irrevocably authorized and appointed, to transfer such forfeited Shares upon the books and records of the Corporation and such transfer shall be binding upon and enforceable against Grantee and Grantee's successors, assigns, heirs, beneficiaries and legal representatives. Grantee agrees that in order to ensure compliance with the restrictions referred to herein the Corporation may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that if the Corporation transfers its own securities, it may make appropriate notations to the same effect in its own records. The Corporation shall issue and deliver to Grantee (i) certificates for all Shares that vest no later than ten (10) business days after the date such vesting occurs, and (ii) for all Shares as to which the Forfeitability Conditions no longer apply, no later than ten (10) business days after the Corporation notifies Grantee pursuant to Section 3.3 that the Forfeitability Conditions no longer apply to such Shares.

          3.7 Notwithstanding any provision in this Section 3 to the contrary, all Shares shall immediately vest and no longer be subject to Forfeitability Conditions upon the consummation of a Change of Control Transaction (as defined in Section 7 hereof).

     4.  LEGENDS  ON  STOCK   CERTIFICATES.   The  certificate  or  certificates
representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JANUARY 23, 2002 BETWEEN THE CORPORATION AND THE GRANTEE, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

Upon the expiration of the three (3) year vesting period and three (3) year duration of Forfeitability Conditions under Section 3 above, the Shares then held by Purchaser will no longer be subject to the immediately foregoing legend. After such time, and upon Grantee's request, a new certificate or certificates representing the Shares not forfeited shall be issued and delivered to Grantee without such legend (but with such legends, if any, as may continue to be required by applicable state and federal corporate and securities laws).

     5. SECTION 83(B) ELECTION.

          5.1 Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any forfeiture restriction on the Shares lapses. In this context, "forfeiture restriction" means the right of the Corporation to buy back or otherwise receive by forfeiture the Shares at the same price paid by Grantee. In the absence of the stockholder making timely filings of a Section 83(b) election (i.e., within 30 days of the date of purchase or grant of the Shares) with the Internal Revenue Service, the Internal Revenue Service will measure the fair market value of the stock at the time the forfeiture restriction lapses (i.e., at the time the stock vests and the Corporation no longer has the right to repurchase or otherwise receive by forfeiture the Shares) against the price paid for such Shares and treat the difference as ordinary income to the stockholder. The
Section 83(b) election accelerates the snapshot of this measurement to the date the stock was purchased by or otherwise received by the stockholder, rather than the date the forfeiture restriction lapses (the date of vesting or the date any forfeiture conditions lapse). Thus, if (a) a Section 83(b) election is timely made by the stockholder and (b) at the date of purchase or grant the fair market value of the stock does not exceed the price paid by the stockholder, then no taxes will be owed by the stockholder in connection with the stock issuance. Further, by having made the Section 83(b) election, no taxes will be owed by the stockholder as a result of the lapse of the forfeiture restrictions (i.e., as a result of the vesting of the stock ownership and the lapse of the Corporation's right to repurchase or otherwise receive by forfeiture the stock at the price paid by the stockholder). In addition to filing the Section 83(b) election with the Internal Revenue Service, the stockholder must file a copy with the Corporation and must file a copy with stockholder's income tax return.

          5.2 The foregoing is only a summary of the effect of United States federal income taxation with respect to purchase OR GRANT of the shares owned due to the existence of the VESTING REQUIREMENTS AND FORFEITURE CONDITIONS and does not purport to be complete. Grantee understands that failure to file such an election in a timely manner may result in adverse tax consequences for Grantee. Grantee acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase or grant of the Shares hereunder, and does not purport to be complete. Grantee further acknowledges that the Corporation has directed Grantee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Grantee may reside, and the tax consequences of Grantee's death.

          5.3 A form of ELECTION UNDER SECTION 83(B) is attached hereto. A filing version may be obtained from the Corporation or from Grantee's tax advisor. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE'S SOLE RESPONSIBILITY AND NOT THE CORPORATION'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE'S BEHALF.

          5.4 Grantee agrees that simultaneously with the execution and delivery of this Agreement, Grantee will execute and deliver to the Corporation a copy of the ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING SECTION 83(B) ELECTION attached hereto.

     6. REGISTRATION RIGHTS. Grantee shall have piggyback registration rights with respect to the Shares on the same terms and on an equal priority basis with the piggyback registration rights of (i) Mestek, Inc. ("Mestek") pursuant to the Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 by and among the Corporation, Mestek, MCS, Inc., John E. Reed ("Reed"), Stewart B. Reed and E. Herbert Burk, and (ii) Reed pursuant to the Series D Convertible Preferred Stock Purchase Agreement dated June 12, 2000 between the Corporation and Reed.

     7. ADDITIONAL STOCK ISSUANCES; PREEMPTIVE RIGHTS. From the date of this Agreement through January 31, 2003, the Corporation shall grant shares of Series E Stock to Grantee to maintain his percentage ownership of the Corporation's outstanding capital stock as of the date hereof simultaneously with the Corporation's issuance of equity securities for an aggregate consideration of up to $6 million (exclusive of option exercises under the Corporation's omnibus equity incentive plan), other than pursuant to a Change of Control Transaction. For all such stock issuances by the Corporation that result in aggregate consideration in excess of $6 million, Grantee shall have the right to purchase securities in such offering (based on the offering amount in excess of $6 million) on the same terms and conditions thereof so as to maintain a minimum ownership percentage of three percent (3%) of the Corporation's outstanding capital stock on a fully diluted basis. For purposes of this Agreement, Change of Control Transaction means (i) the acquisition of the Corporation by a non-affiliated third party pursuant to a merger, consolidation or business combination; (ii) the sale of all or a substantial part of the assets of the Corporation to a non-affiliated third party; (iii) the occurrence of a transaction pursuant to which any entity or person shall, alone or in combination with any affiliate (as defined in the Securities and Exchange Act of 1934 as amended and all regulations promulgated pursuant thereto, (the "Exchange Act")) become the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of fifty percent (50%) or more of any outstanding class of capital stock of the Corporation having ordinary voting power in the election of its directors; or (iv) Mestek and Reed collectively shall cease to own capital stock of the Corporation with total voting power in the election of its directors of fifteen percent (15%) or more.

     8. ADJUSTMENTS FOR SPLITS, RECLASSIFICATIONS, ETC. In the event that the Corporation at any time or from time to time after the date hereof shall effect a subdivision of the outstanding shares of the Corporation's common stock ("Common Stock") into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the total number of shares of Series E Stock to be owned by Grantee shall be increased or decreased proportionately. The Corporation will take all required corporate actions, including increasing the number of shares of authorized Series E Stock, as necessary, to effectuate the provisions of this Section 8.

     9. CLOSING CONDITIONS. The issuance of the Shares by the Corporation to Grantee as contemplated by this Agreement is subject to the satisfaction of the following closing conditions:

          (a) the execution of an employment offer letter by Grantee and the Corporation ("Offer Letter");

          (b) the filing with the Secretary of State of Delaware of the Certificate of Designations, Preferences and Rights of Series E Preferred Stock of CareCentric, Inc. ("Certificate of Designations");

          (c) approval of the Certificate of Designations, Offer Letter and the transactions contemplated by this Agreement by the Corporation's Board of Directors;

          (d)   written   consent  of  Mestek  and  Reed  to  the   transactions
contemplated by this Agreement;

          (e) filing of a listing notice for the Shares with Nasdaq and payment by the Corporation of all required filing fees in connection therewith; and

          (f) such other actions as may be required by the Corporation and Grantee in order to comply with applicable law.

     10. MISCELLANEOUS.

          10.1 GOVERNING LAW. This Agreement and all rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Georgia without giving effect to principles of conflicts of law.

          10.2 MODIFICATIONS. No modification of or amendment to this Agreement, nor any waiver or any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

          10.3 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          10.4 CONSTRUCTION. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

          10.5 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at the address set forth in the signature pages below or as subsequently modified by written notice.

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

          10.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          10.7 SUCCESSORS AND ASSIGNS. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Corporation's successors and assigns. The rights and obligations of Grantee under this Agreement may only be assigned with the prior written consent of the Corporation.



                         [Signatures begin on next page]





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


                           GRANTEE:  JOHN R. FESTA

                           Signature: /s/ John R. Festa
                                     -------------------------------------------
                           Print Full Name: John R. Festa
                                           -------------------------------------
                           Address:  1255 Mt. Paran Road
                                     Atlanta, Georgia  30327

                           Social Security No.:
                                               ---------------------------------

                           Telephone No.:
                                         ---------------------------------------



CARECENTRIC, INC.


By:    /s/ R.B. Dewey
    ----------------------------------------
Title: Vice Chairman
       -------------------------------------

Address of Corporation:

2625 Cumberland Parkway
Suite 310
Atlanta, Georgia 30339



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                    ACKNOWLEDGMENT AND STATEMENT OF DECISION

                        REGARDING SECTION 83(B) ELECTION

     The undersigned, a grantee of securities ("Shares") of CareCentric, Inc., a Delaware corporation (the "Corporation") by a Stock Grant Agreement that includes terms and provisions relating to a repurchase option of the Corporation, hereby states as follows:

     1. The undersigned either [CHECK AND COMPLETE AS APPLICABLE]:

          (a) [____] has consulted, and has been fully advised by, the undersigned's own tax advisor, _________________________________________, whose business address is  ________________________________________,  and phone number is ___________________, regarding the federal, state and local tax consequences of being granted the Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to the corresponding provisions, if any, of applicable state law; or

          (b) [____] has knowingly chosen not to consult such a tax advisor.

     2. The undersigned hereby states that the undersigned has decided [CHECK AS APPLICABLE]:

          (a) [____] to make an election pursuant to Section 83(b) of the Code, and is submitting to the Corporation, an executed form entitled "Election Under
Section 83(b) of the Internal Revenue Code of 1986"; or

          (b) [____] not to make an election pursuant to Section 83(b) of the Code.

     3. Neither the Corporation nor any representative of the Corporation has made any representation or warranty to the undersigned with respect to the tax consequences of the undersigned's purchase of shares under the Stock Grant Agreement or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

                                   "GRANTEE":

                                   Enter Date:
                                               ---------------------------------

                                   ---------------------------------------------
                                   John R. Festa




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


                          ELECTION UNDER SECTION 83(B)

                      OF THE INTERNAL REVENUE CODE OF 1986

     The undersigned taxpayer elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer's gross income or alternative minimum taxable income, as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

     NAME OF TAXPAYER:  John R. Festa

     ADDRESS: 1255 Mt. Paran Road, Atlanta, Georgia 30327

     IDENTIFICATION NO. OF TAXPAYER:  __________________________________________

     TAXABLE YEAR:  2002

2. The property with respect to which the election is made is described as follows: 210,000 shares of the Series E Preferred Stock of CareCentric, Inc., a Delaware corporation (the "Corporation"). -----------

3.   The date on which the property was transferred is: January 23, 2002.

4. The property is subject to the following restrictions: vesting and forfeitability conditions as described in Stock Grant Agreement dated January 23, 2002.

5. The fair market value at the time of transfer to taxpayer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property was: $ -0-.

6.   The amount paid for such property: $ -0-.

The undersigned has submitted a copy of this statement to the party for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property. The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

                                   "GRANTEE":

                                   Enter Date:
                                               ---------------------------------

                                   ---------------------------------------------
                                   John R. Festa

                                    Exhibit A

                   Goals relating to Forfeitability Conditions






1408410v5